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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT ACCOUNTANT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 1996 on our audits of the consolidated financial statements and financial statement schedules of Zenith National Insurance Corp. and its subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which is included in the Annual Report on Form 10-K.

                                                        COOPERS & LYBRAND L.L.P.

Los Angeles, California
May 22, 1996


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